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                                                                     Exhibit 5.1

                                February 19, 2003

Omnicare, Inc.
100 East RiverCenter Boulevard
Covington, Kentucky  41011

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to Omnicare, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission by the Company, and by Omnicare Capital Trust I, Omnicare Capital Trust II and Omnicare Capital Trust III, each a statutory trust formed under the laws of the State of Delaware (each a "Trust" and collectively, the "Trusts"), on February 12, 2003, as amended by Amendment No. 1 thereto filed with the Commission on February 19, 2003 (the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities with an aggregate initial public offering price of up to $850,000,000: (i) common stock, par value $1.00 per share, of the Company ("Common Stock"); (ii) one or more classes or series of preferred stock, no par value per share, of the Company ("Preferred Stock"), interests in which may be represented by depositary shares of the Company ("Depositary Shares"); (iii) one or more series of debt securities of the Company ("Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness, which may be unsubordinated ("Senior Debt Securities") or subordinated ("Subordinated Debt Securities") to certain other obligations of the Company; (iv) guarantees, if any, of the Debt Securities by certain of the Company's subsidiaries (the "Guarantees" and, such subsidiaries, the "Subsidiary Guarantors"); (v) warrants to purchase Securities (as hereinafter defined) of the Company ("Warrants"); (vi) trust preferred securities of one or more of the Trusts ("Trust Preferred Securities"), and related guarantees by the Company of the Trust Preferred Securities (individually, a "Trust Guarantee," and collectively, the "Trust Guarantees");
(vii) purchase contracts obligating holders to purchase Securities (as hereinafter defined) at a future date or dates ("Purchase Contracts"); and
(viii) units comprised of one or more Securities (as hereinafter defined) in any combination ("Units," and together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees, Warrants, Trust Preferred Securities, Trust Guarantees and Purchase Contracts, "Securities").

                  The Senior Debt Securities may be issued under a senior debt securities indenture in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the "Senior Indenture"), proposed to be entered into between the Company and one or more trustees (any such trustee, the "Senior Indenture Trustee"). The Subordinated Debt Securities may be issued under a subordinated debt securities indenture in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the "Subordinated Indenture"), proposed to be entered into between the Company and one or more trustees chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the "TIA") (any such trustee, the






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Omnicare, Inc.
February 19, 2003
Page 2

"Subordinated Indenture Trustee"). The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Warrants may be issued under a warrant agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Warrant Agreement"). The Trust Preferred Securities may be issued by a Trust pursuant to an amended and restated trust agreement in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (a "Trust Agreement"), proposed to be entered into among the Company, as sponsor, a Property Trustee, a Delaware Trustee and the Administrative Trustees to be named therein, and each Trust Guarantee may be issued pursuant to a guarantee agreement in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (a "Guarantee Agreement"), proposed to be entered into between the Company and the trustee to be named therein. The Purchase Contracts may be issued under a purchase contract agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Purchase Contract Agreement"). The Units may be issued under a unit agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Unit Agreement").

                  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  We have examined (i) the Registration Statement; (ii) the form of Senior Indenture; (iii) the form of Subordinated Indenture; (iv) the form of Amended and Restated Trust Agreement; (v) the form of Guarantee Agreement; (vi) the Certificate of Incorporation of the Company, as amended and currently in effect (the "Certificate of Incorporation"); (vii) the By-laws of the Company as currently in effect (the "By-laws"); and (viii) the resolutions adopted by the Board of Directors of the Company (the "Board") relating to the Registration Statement and the issuance of the Securities (the "Board Resolutions"). We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of officers or other representatives of the Company, and such other agreements, documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company and the Subsidiary Guarantors organized under the laws of the State of Delaware, we have assumed that such parties had the legal power to enter into and perform all their obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the Registration Statement and the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly







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Omnicare, Inc.
February 19, 2003
Page 3

completed, in accordance with all requirements of applicable Federal, New York and Delaware laws, in the manner presently proposed.

                  Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

                  1. With respect to any offering of Common Stock (the "Offered Common Stock"), the shares of the Offered Common Stock (including any Offered Common Stock duly issued upon conversion, exchange or exercise of any other Securities) will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

                  2. With respect to any offering of any series of Preferred Stock (the "Offered Preferred Stock"), when the Certificate of Designations (as hereinafter defined) has been duly filed with the Secretary of State of the State of Delaware, the shares of the Offered Preferred Stock (including any Offered Preferred Stock duly issued upon conversion, exchange or exercise of any other Securities), will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

                  3. With respect to any offering of any series of Depositary Shares (the "Offered Depositary Shares"), when (i) the deposit agreement relating to the Offered Depositary Shares (the "Deposit Agreement") in the form filed as an exhibit to the Registration Statement has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof; and (ii) the Preferred Stock which is represented by the Offered Depositary Shares is duly authorized, validly issued and delivered to the Depositary in accordance with the laws of the State of Delaware, (a) the Offered Depositary Shares will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (b) when the receipts evidencing the Offered Depositary Shares ("Receipts") are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

                  4. With respect to any offering of any series of Debt Securities offered under the Senior Indenture or the Subordinated Indenture (the "Offered Debt Securities"), when (i) the applicable Indenture has been qualified under the TIA and duly executed and delivered by the Company; and (ii) the applicable trustee has been qualified under the TIA and a Form T-1 has been properly filed as an exhibit to the Registration Statement, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any other Securities) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  5. With respect to any offering of any Guarantees of any series of Debt Securities offered under the Senior Indenture or the Subordinated Indenture (the "Offered Guarantees"), when (i) the applicable Indenture has been qualified under the TIA and duly executed and delivered by the Company and the Subsidiary Guarantors; and (ii) the applicable trustee has been qualified under the TIA and a Form T-1 has been properly filed as an exhibit to the Registration Statement, the Offered Guarantees will be valid and binding obligations of the applicable Subsidiary Guarantors, enforceable against the applicable Subsidiary Guarantors in accordance with their terms.




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Omnicare, Inc.
February 19, 2003
Page 4

                  6. With respect to any offering of any series of Warrants (the "Offered Warrants"), when the Warrant Agreement relating to the Offered Warrants, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof, the Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  7. With respect to any offering of any Trust Preferred Securities by a Trust (the "Offered Trust Preferred Securities") and any related Trust Guarantee by the Company (the "Offered Trust Guarantee"), when (i) the Offered Trust Preferred Securities have been executed, authenticated and delivered in accordance with the terms of the applicable Trust Agreement; (ii) the applicable trustees have been qualified under the TIA and a Form T-1 in respect of each trustee has been properly filed as an exhibit to the Registration Statement; (iii) the applicable Trust Agreement in the form filed as an exhibit to the Registration Statement has been qualified under the TIA and has been duly executed and delivered by the Company and the other parties thereto; and (iv) the applicable Guarantee Agreement in the form filed as an exhibit to the Registration Statement has been qualified under the TIA and the Offered Trust Guarantee has been duly executed and authenticated in accordance with the provisions of the applicable Guarantee Agreement, the Offered Trust Guarantee will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  8. With respect to any offering of Purchase Contracts (the "Offered Purchase Contracts"), when the Purchase Contract Agreement, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof, the Offered Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  9. With respect to any offering of any series of Units (the "Offered Units"), when the Unit Agreement or other applicable agreement relating to the Offered Units, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof, the Offered Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities offered pursuant to the Registration Statement (collectively, the "Offered Securities"): (i) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities; (ii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company and, with respect to any Guarantees or Trust Guarantees, the Subsidiary Guarantors or the Company, as the case may be, shall have duly authorized and taken any other necessary corporate action to approve the issuance and sale of the Offered Securities






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Omnicare, Inc.
February 19, 2003
Page 5

and related matters (including without limitation with respect to Offered Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designations (the "Certificate of Designations") in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and such authorizations and actions have not been rescinded; (iii) the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the certificates of incorporation or organization, by-laws and other similar formation documents of the Company and any applicable Subsidiary Guarantors (collectively, the "Formation Documents"), any Deposit Agreement, Indenture, Warrant Agreement, Trust Agreement, Guarantee Agreement, Purchase Contract or Unit Agreement (collectively, the "Applicable Agreements"), and any other relevant agreement so as not to violate any applicable law, the Formation Documents (subject to the further assumption that such Formation Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company or any applicable Subsidiary Guarantor and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company or any applicable Subsidiary Guarantor; (iv) the Offered Securities (and, to the extent necessary, any securities which are a component of the Offered Purchase Contracts or Units), and any certificates or receipts representing the interests in the relevant Offered Securities, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with any relevant agreement (including any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any Prospectus Supplement relating thereto; (v) the Registration Statement, as finally amended (including all necessary post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded; (vi) an appropriate Prospectus Supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby; (vii) the Offered Securities will be issued and sold in compliance with applicable Federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein; (viii) if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; and (ix) in the case of an Applicable Agreement or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

                  We also have assumed that (i) the Senior Indenture and the Subordinated Indenture each will be duly authorized, executed and delivered by the respective trustees, and that any Debt Securities that may be issued will be authenticated by duly authorized officers of the applicable trustee; (ii) any Trust Agreement and Guarantee Agreement, respectively, will be duly authorized, executed and delivered by the applicable trustees; (iii) any Deposit Agreement will be duly authorized, executed and delivered by the Depositary, and the Depositary Receipts will be duly signed by the Depositary; and (iv) any Warrant Agreements, any Purchase Contracts and any





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Omnicare, Inc.
February 19, 2003
Page 6

Unit Agreements will be duly authorized, executed, delivered and duly signed by the applicable parties thereto other than the Company.

                  With respect to opinion (7) above, we have relied on the opinion of Richards, Layton & Finger, P.A., dated as of the date hereof, as to the Trusts and the validity and legality of the Trust Preferred Securities and related documents (other than the Trust Guarantees).

                  Members of our firm are admitted to the Bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Act, the Delaware Revised Uniform Limited Partnership Act and the laws of the United States of America to the extent referred to specifically herein. We do not express any opinion with respect to the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Securities, the payment of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

                  Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (ii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (iii) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency. Rights to indemnification and contribution may also be limited by Federal and state securities laws.

                  We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that
(i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Dewey Ballantine LLP